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                                                                    EXHIBIT 10.7



                                  SUBORDINATED
                                 PROMISSORY NOTE


$5,086,501.81              May 15, 2000
                                                           Indianapolis, Indiana

         1. FOR VALUE RECEIVED, the undersigned, INDIAN MARTIN AG, a corporation incorporated under the laws of Switzerland ("Maker"), promises to pay to the order of Indian Industries, Inc., a corporation incorporated under the laws of Indiana ("Holder"), upon demand the principal sum of Five Million Eighty-Six Thousand Five Hundred One and 81/100 Dollars ($5,086,501.81), for payment of accounts receivable purchased pursuant to the terms of the Receivables Purchase Agreement dated as of May 15, 2000 by and between Maker and Holder, as same may be amended from time to time (the "Purchase Agreement"), together with interest accrued on the unpaid principal balance from the date hereof at the Note Rate as defined below, subject to adjustment.

         Accrued interest shall be payable annually on the first day of each calendar year commencing January 1, 2001, and continuing on the first day of each year thereafter, together with a final payment of all unpaid principal and interest, together with any other sums due under this Note, upon demand of the Holder.

         2. The Note Rate shall be at the Applicable Federal Rate in effect as of the date hereof. The Applicable Federal Rate means the rate of interest per annum determined periodically by the United States federal government pursuant to Internal Revenue Code Section 1274.

         3. Interest shall be calculated on the basis of a 360 day year and charged for twelve (12) thirty (30) day months.

         4. This Note may be prepaid in part or in full at any time without premium or penalty. To do so, the Maker must give written notice to the Holder of its intention to prepay this Note in full or in part pursuant to this paragraph and shall specify therein the principal amount to be prepaid and the date on which such prepayment shall occur. The amount which shall be paid to the Holder in the event of such prepayment shall be the principal so prepaid plus accrued interest thereon to the date of prepayment. Prepayments will be applied first to accrued interest and then to principal.

         5. Maker shall pay all principal, interest, costs and expenses hereon, including but not limited to attorneys' fees and costs, all without relief from valuation and appraisement laws.

         6. All payments on account of the indebtedness evidenced by this Note shall be first applied to the interest on the unpaid principal balance and the remainder to principal.



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         Payments are to be made at the office of Holder, Indian Industries,
Inc., 817 Maxwell Avenue, Evansville, Indiana 47717, or to such other address as the Holder may in writing designate to the Maker from time to time. All payments are to be made in immediately available funds.

         7. In addition to the breach ("Event of Default") of any of the terms and conditions herein, the failure to pay any installment of principal or interest hereunder when due or demanded and the continuance of such failure for five days thereafter, time being of the essence, shall also be considered an Event of Default. Upon the occurrence of an Event of Default (i) the outstanding principal balance hereunder at the sole option of the Holder and without further demand or notice of any kind (which are hereby expressly waived), may become immediately due and payable, and such amounts, together with all arrearages of interest, shall then bear interest at a rate per annum three percent (3%) in excess of the then applicable Prime Rate, (ii) the Maker will pay to the Holder all attorneys' fees, court costs and expenses incurred by the Holder in connection with the Holder's efforts to collect such indebtedness, and (iii) the Holder may exercise from time to time any of the rights and remedies available to the Holder under applicable law and/or the Purchase Agreement.

         8. In no event shall the interest rate hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that the Holder has received interest hereunder in excess of the highest rate applicable hereto, such excess interest shall be applied as a principal payment and/or refunded to the Maker.

         9. No delay or omission of the holder of this Note to exercise any right or power arising from any Event of Default herein shall impair any such right or power or be considered to be a waiver of any other right or power or of any such default or any acquiescence therein nor shall the action or nonaction of the Holder in case of default on the part of the Maker impair any right or power resulting therefrom. A waiver of a right or remedy or of an Event of Default on one occasion shall not be construed as a bar or waiver on any other occasion. No waiver shall be effective unless made in a signed writing. If any provision of this Note is held invalid, that provision will be ineffective to the extent of such invalidity, without invalidating the remainder of that provision or the other provisions of this Note.

         10. The Maker and all endorsers, sureties, guarantors and all others who are or may become liable for all or any part of this obligation hereby waive presentment, demand for payment, notice of default or dishonor, notice of protest, and protest, and all other notices or demands in connection with the delivery, acceptance, performance, default, endorsement or guaranty of this Note. All such persons hereby consent to any number of renewals or extensions of the time of payment hereof and to any changes in the interest rate and to any releases of collateral which the Holder at any time may grant or agree to, without notice to such persons. Any such renewals or extensions may be made without notice to any of said parties and without affecting their liability.

         11. This Note will be governed and construed in accordance with the laws of the State of Indiana. MAKER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ALL MATTERS ARISING OUT OF THIS NOTE.

         12. This Note is subject to the terms of a Standby and Subordination Agreement and an Offset Waiver Agreement, each dated as of May 15, 2000 in favor of BANK ONE,


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INDIANA, NATIONAL ASSOCIATION (the "Bank"), to which reference is hereby made, restricting the rights of the maker, drawer or any guarantor, and of any holder, with respect to payments on account of the principal and interest hereof and subordinating the indebtedness evidenced hereby to the interests of the Bank and waiving offset and certain related rights.

                                         MAKER:

                                         INDIAN-MARTIN AG

                                         By:       /s/ Lars Haussmann
                                                ----------------------------
                                         Title:    Director
                                                ----------------------------

STATE OF _____________     )
                           )       ss:
COUNTY OF ___________      )

         The foregoing Subordinated Promissory Note was acknowledged before me this _______ day of _________, 20___, by ___________________________, the
________________ of Indian-Martin AG, a Swiss corporation, on behalf of the corporation.

                                         ___________________________________
                                         Notary Public

Official Certification

Seen for authentication of the above signature, affixed in our presence by

Mr. Lars Alexander Haussmann, Swiss citizen of Herrliberg ZH, according to his Information residing in Zurich, Switzerland,
(who has identified himself by passport),

who, according to the extract shown to us from the Commercial Register dated April 26, 2000, is entered in the Commercial Register of the canton of Zug as member of the board of directors with the right to sign individually for the

Indian-Martin AG (Indian-Martin Ltd.), having its registered domicile in Zug, Switzerland.

The Swiss law does not provide for the act of swearing.

Zurich 8, May 16, 2000/ih

                                       NOTARIAT RIESBACH-ZURICH


                                            /s/ Max Bodmer
                                       ---------------------------------
                                       Max Bodmer, certifying officer



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